Exhibit 3.33

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/17/1992 752199075 - 2303941

CERTIFICATE OF INCORPORATION

OF

RAYTHEON DEMILITARIZATION COMPANY

1. The name of the corporation is Raytheon Demilitarization Company.

2. The address of its registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of common shares of stock which the corporation shall have authority to issue is Two Thousand Five Hundred (2,500) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Two Thousand Five Hundred Dollars ($2,500.00).

5. The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Nancy Truax	32 Loockerman Square Suite L-100 Dover, Delaware 19901

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General

Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of July , 1992.

/s/ Nancy Truax

Nancy Truax
Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 08/05/1999 991324582 - 2303941

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Raytheon Demilitarization Company a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of Raytheon Demilitarization Company adopted the following resolution on the 21 day of January 1999

Resolved, that the registered office of Raytheon Demilitarization Company in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Raytheon Demilitarization Company has caused this statement to be signed by Kristen Betzger, its Vice Pres., this 27 day of April 1999.

/s/ Kristen Betzger

Kristen Betzger

(DEL. - 264 - 6/15/94)

CT System

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/24/2000 001429295 - 2303941

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

•

First: That at a meeting of the Board of Directors of Raytheon Demilitarization Company resolutions were duty adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “ 1 ” so that, as amended, said Article shall be and read as follows:

“The name of the corporation is Washington Demilitarization Company.

”

•

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and hold, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

•	Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•	Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:	/s/ Craig G. Taylor

(Authorized Officer)

NAME:	Craig G. Taylor, Asst. Secretary
(Type or Print)

State of Delaware Secretary of State Division of Corporations Delivered 07:07 PM 12/16/2004 FILED 06:50 PM 12/16/2004 SRV 040914908 - 2303941 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO

A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION

266 OF THE DELAWARE GENERAL

CORPORATION LAW.

1.) The name of the corporation immediately prior to filing this Certificate is Washington Demilitarization Company.

2.) The date the Certificate of Incorporation was filed on is July 17, 1992.

3.) The original name of the corporation is set forth in the Certificate of Incorporation is Raytheon Demilitarization Company.

4.) The name of the limited liability company as set forth in the formation is Washington Demilitarization Company, LLC

5.) The conversion has been approved in accordance with the provisions of Section 266.

By:	/s/ Craig G. Taylor

Authorized Officer

Name:	Craig G. Taylor
Print or Type Signature

State of Delaware Secretary of State Division of Corporations Delivered 07:07 12/16/2004 FILED 06:50 PM 12/16/2004 SRV 040914908 - 2303941 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Washington Demilitarization Company, LLC

•

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808. The name of its Registered agent at such address is Corporation Service Company

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is .”)

•	Fourth: (Insert my other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 16th day of December, 2004.

By:	/s/ Craig G. Taylor

Authorized Person(s)

Name:	Craig G. Taylor
Typed or Printed

State of Delaware Secretary of State Division of Corporations Delivered 03:56 PM 12/22/2008 FILED 03:50 PM 12/22/2008 SRV 081220588 - 2303941 FILE

State of Delaware

Certificate of Amendment

1.	Name of Limited Liability Company: Washington Demilitarization Company, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: the address of Us Registered Office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County. Delaware, 19801. The name of its Registered Agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 19th day of December, 2008.

By:	/s/ Jennifer Shanders

Name:	Jennifer Shanders
Print or Type

Title:	Authorized Person

DE077 - CT System Online